EXHIBIT 10.13

AMENDMENT 2009-1

THE PNC FINANCIAL SERVICES GROUP, INC.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

(as amended and restated effective May 5, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to change the definition of annual incentive award.

NOW THEREFORE, IT IS RESOLVED, that the Plan is hereby amended in the following respects:

1. Effective September 1, 2009, Section 1.3 (“Annual Incentive Award”) is amended to add the following new sentence immediately at the end thereof:

“Notwithstanding any other provision of the Plan, with respect to amounts paid on or after September 1, 2009, “Annual Incentive Award” shall not include annual incentive compensation paid in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance.”

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 24th day of December, 2009 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President
Chief Human Resources Officer